JERRY BRAUN
                                 JACOB ROSENBERG

                                                 March 24, 2005

New York Health Care, Inc.
NYHC Newco Paxxon, Inc.
1850 McDonald Avenue
Brooklyn, New York 11223

Gentlemen:

      On February 24, 2005 the undersigned Jerry Braun ("Braun") and Jacob Rosenberg ("Rosenberg") entered into an agreement with you, a copy of which is attached hereto as Exhibit A (the "Security Agreement"), pursuant to which, among other things, you granted the undersigned Braun and Rosenberg a security interest in all of the assets of your home health care business (the "Security Interest") to secure certain obligations you may have to each of the undersigned as a result of their resignations as executive officers and directors of New York Health Care, Inc. (the Company") pursuant to either (i) the respective employment agreements of Braun and Rosenberg with the Company (the "Employment Agreements") or (ii) that certain Purchase Agreement, dated as of July 15, 2004, by and among you and New York Health Care, LLC (the "Purchaser"), an entity controlled by the undersigned (the "Purchase Agreement").

      You have requested that the undersigned Braun and Rosenberg terminate the Security Interest and consent to a possible sale of the Company's home health care business in the State of New Jersey to one or more third parties. The undersigned believe that such requests are beneficial to the Company and its stockholders and that as stockholders of the Company the udnersigned would benefit from the requested changes in the Security Agreement and a sale of the Company's home health care business in the State of New Jersey.

      For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by them, the undersigned, Braun and Rosenberg agree as follows:

            1. The Security Interest is hereby terminated and the undersigned Braun and Rosenberg agree to promptly take all actions necessary to terminate the Security Interest, including, but not limited to, executing and filing UCC-3 or other termination statements and copyright mortgage releases, and executing terminations of powers of attorney;

            2. Braun and Rosenberg hereby agree that (i) their prior agreements to irrevocably resign and no longer serve as directors or executive officers of the Company remain in full force and effect, and (ii) they shall not be entitled to any consideration from the Company or any of its subsidiaries solely as a result of the termination of the Security Interest, their consent to a sale of the Company's home healthcare operations in the State of New Jersey, or their other agreements set forth herein.

            3. Braun and Rosenberg consent to a sale by the Company and/or it subsidiary, NYHC Newco Paxxon, Inc. ("NYHC-NJ) of all or a portion of its home health care operations in the State of New Jersey to one or more third parties for aggregate consideration of at least $2.7 million (the "NJ Sale") and they will promptly, and in any event no later than one business day from the date the Company requests them to take such action, duly and promptly execute and deliver or cause to be executed any instruments and take all actions and do all things as may be necessary or proper, in the reasonable judgment of the Company or NYHC-NJ, to consummate such sale, provided, however, that the execution by each of Braun and Rosenberg of a non-competition agreement in favor of the purchaser in connection with the NJ Sale shall be conditioned upon their being no material changes to such agreement from the draft of such proposed agreement provided to them by the Company on March 22, 2005. Braun and Rosenberg also acknowledge that all or any of the monies from the NJ Sale may be used to fund the operations of the Company's subsidiary, The BioBalance Corporation, and that the execution by the Company of any documents relating to the NJ Sale or the consummation of the NJ Sale shall not be deemed to be a breach of the Purchase Agreement or create any payment or other obligations of the Company or any of its subsidiaries to Braun or Rosenberg under the Security Agreement or any other agreement to which the Company, its subsidiaries and Braun and Rosenberg are parties.

            4. Upon the request of the Company or NYHC-NJ Braun and Rosenberg agree to duly and promptly execute and deliver, or cause to be duly executed and delivered, such further instruments and do all things as may be necessary or proper, in the reasonable judgment of the Company or NYHC-NJ, to carry out the provisions and purposes of this agreement.


Except as set forth above all provisions of Security Agreement remain in full force and effect.

                                                    Very truly yours,


                                                    /s/ Jerry Braun
                                                    ----------------------------
                                                    Jerry Braun


                                                    /s/ Jacob Rosenberg
                                                    ----------------------------
                                                    Jacob Rosenberg

ACKNOWLEDGED AND AGREED:

NEW YORK HEALTH CARE, INC.


By: /s/ Dennis M. O'Donnell
    ---------------------------------
    Name:  Dennis M. O'Donnell
    Title: CEO

NYHC NEWCO PAXXON, INC.


By: /s/ Jacob Rosenberg
    ---------------------------------
   Name:  Jacob Rosenberg
   Title: V.P.

                                                                       EXHIBIT A

                                    AGREEMENT

      AGREEMENT (this "Agreement"), dated the 24th day of February, 2005, by and among New York Health Care, Inc., a New York corporation (the "Seller"), NYHC Newco Paxxon, Inc., a New York corporation ("NYHC-NJ"), Jerry Braun ("Braun") and Jacob Rosenberg ("Rosenberg" and, together with Braun, collectively, the "Secured Party")). Capitalized terms used herein which are not otherwise defined shall have the respective meanings ascribed thereto in the Purchase Agreement (as defined below).

      WHEREAS, pursuant to that certain Purchase Agreement, dated as of July 15, 2004, by and among the Seller, NYHC-NJ and New York Health Care, LLC (the "Purchaser"), an entity controlled by Braun and Rosenberg (the "Purchase Agreement"), the Seller agreed, upon the fulfillment of certain conditions, to sell its home health care business (the "Business") to the Purchaser;

      WHEREAS, as an inducement to allow the Seller to complete the private placement contemplated by Section 2.02(h) of the Purchase Agreement (the "Private Placement"), Braun and Rosenberg have agreed to resign from the Board of Directors of the Seller and as executive officers of the Seller upon the consummation of such private placement, notwithstanding the fact that those actions would be considered resignation for good reason under Braun's and Rosenberg's respective Employment Agreement and would obligate the Seller to make certain payments under such Employment Agreements (the "Payments");

      WHEREAS, Braun and Rosenberg have agreed to defer receipt of the Payments from the Seller and agree to forego such Payments in consideration of the consummation of the sale of the Business by the Seller and NYHC-NJ to the Purchaser under the Purchase Agreement;

      WHEREAS, the parties hereto desire to set forth the payments that would payable by Seller and NYHC-NJ to Braun and Rosenberg under certain circumstances relating to the Purchase Agreement and the Employment Agreements; and

      WHEREAS, as security for the obligations of the Seller and NYHC-NJ to consummate the purchase of the Business under the Purchase Agreement (the "Purchase") and the obligations of the Seller under the Employment Agreements and this Agreement (the "Obligations"), the Seller and NYHC-NJ have agreed to grant to the Secured Party a security interest in the Collateral (as defined below);

      NOW, THEREFORE, in consideration of the benefits accruing to the Seller and NYHC-NJ, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and NYHC-NJ covenant and agree with Braun and Rosenberg as follows:

      1. Definition of Triggering Event. For the purposes of this Agreement a "Triggering Event" shall mean any of the following:

            (a) the Seller or NYHC-NJ breaches the terms of the Purchase Agreement and such breach is not cured within the time period provided for the cure of such breach under the Purchase Agreement; provided, however, that for purposes of this Section 1(a), it shall not be considered a breach of the Purchase Agreement if (x) the Seller and NYHC-NJ sell their home health care business in the state of New Jersey to an unaffiliated third party for a cash purchase price of no less than $2.7 million (the "NJ Sale") and (y) the Purchase Agreement is amended by the parties thereto to state that the Purchaser will purchase the assets of the Seller's and NYHC-NJ's home health care business in the state of New York in exchange for the assumption of liabilities and contracts and extinguishment of any payment obligations of the Seller under the Employment Agreement and that the purchase contemplated thereunder and the NJ Sale shall take place simultaneously;

            (b) a change in the majority of the Board of Directors of the Seller (other than as a result of (x) the resignations of Braun and Rosenberg, (y) a reduction in the number of members of the Board of Directors of the Seller resulting from death, disability or resignation of a member or (z) the addition of any directors that have been expressly approved in writing by the Secured Party);

            (c) any other event that would be considered a change in control or would be considered "good reason" for the resignation of Braun or Rosenberg under the Employment Agreements occurs after the date of this Agreement; provided, however; that for purposes of this Section 1(c), the resignations of Braun and Rosenberg in connection with the Private Placement shall not be considered a Triggering Event; or

            (d) the Purchase Agreement is terminated or the transactions contemplated thereby are not consummated before December 31, 2005, including, without limitation, as a result of failure of Seller to receive approval of the transaction from its shareholders; provided, however, that for purposes of this
Section 1(d), the termination of the Purchase Agreement or the failure to consummate the transactions contemplated under the Purchase Agreement as a result of a breach of the Purchase Agreement by, or a failure to act of, the Purchaser or Braun or Rosenberg, shall not be considered a Triggering Event.

      2. Obligations upon Triggering Event.

            (a) Upon the occurrence of the Triggering Event set forth in Section 1(a) above, the Seller and NYHC-NJ shall promptly pay to Braun and Rosenberg the aggregate amount due to them under the Employment Agreements in case of resignation for "good reason" and shall pay to the Purchaser an aggregate of $250,000 in liquidated damages with respect to such breach.

            (b) Upon the occurrence of the Triggering Event set forth in Section 1(b) above, the Seller and NYHC-NJ shall promptly pay to Braun and Rosenberg the aggregate amount due to them upon a "change in control" and a "resignation for good reason" under the Employment Agreements.

            (c) Upon the occurrence of the Triggering Event set forth in Section 1(c) above, the Seller and NYHC-NJ shall promptly pay to Braun and Rosenberg the aggregate amount due to them under the Employment Agreements; provided, that if Braun and Rosenberg receive payments pursuant to Section 2(b), they shall not be entitled to payments under this Section 2(c).

            (d) Upon the occurrence of the Triggering Event set forth in Section 1(d) above, the Seller and NYHC-NJ shall promptly pay to Braun and Rosenberg the aggregate amount due to them upon a "resignation for good reason" under the Employment Agreements.

            (e) Upon receipt of the payments set forth in any of Sections 2(a)-(d), Braun and Rosenberg hereby agree that Seller and NYHC-NJ shall be released from their obligations under the Purchase Agreement, the Employment Agreements and this Agreement.

      3. Security Interest. The Seller and NYHC-NJ, as security for the consummation of the Purchase and the due and punctual completion of payment of the Obligations, hereby assign, grant, convey, pledge and set over to the Braun and Rosenberg and grant to the Braun and Rosenberg a security interest in all of the right, title and interest of the Seller and NYHC-NJ in the Collateral.

      4. Definition of Collateral. As used herein, the term "Collateral" shall mean with respect to the Seller and NYHC-NJ, all amounts deposited in the Collateral Account (as defined below) and all of the other assets of the Business.

      5. Remedies in Case of Event of Default.

            (a) Subject to Section 5(d) below, if an Event of Default (as defined below) shall have occurred and be continuing, the Secured Party shall be entitled to exercise all of the rights, powers and remedies for the protection and enforcement of its rights in respect of the Collateral at law or equity and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem commercially reasonable. The Secured Party shall have the right to take immediate possession of the Collateral. The Seller and NYHC-NJ hereby expressly consent to such repossession of the Collateral and waive all rights to demand any notice with respect thereto.

            (b) For purposes of this Agreement, an "Event of Default" shall mean the occurrence of a Triggering Event.

            (c) Limitations on Rights in Collateral. The rights of the Secured Party to take possession of or sell the Collateral pursuant to this Agreement shall be limited to the Obligations set forth in Section 2 of this Agreement.

      6. Cash Collateral Account. The Seller and NYHC-NJ shall deposit an amount equal to $3.55 million upon the execution of this agreement into an interest-bearing cash collateral account at [Citibank, N.A.], in favor of the Secured Party (together with any interest earned thereon, the "Collateral Account"), pursuant to the terms of a Control Agreement in a form to be agreed upon by the parties hereto which shall provide that the Seller shall not withdraw such funds without the prior written consent of the Secured Party.

      7. Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, the Seller and NYHC-NJ hereby appoint Secured Party and any designee of Secured Party as their attorney-in-fact, at Seller's own cost and expense, to exercise at any time after the occurrence of an Event of Default all or any of the powers, authorities, and discretions conferred on or reserved to Secured Party by or pursuant to this Agreement or applicable law, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any deed, assurance, agreements, instrument or act as Secured Party may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. The Seller and NYHC-NJ hereby ratify and confirm, and hereby agree to ratify and confirm, whatever lawful acts Secured Party or any of Secured Party's sub-agents or attorneys shall do or purport to do in the exercise of the power of attorney granted to Secured Party pursuant to this Agreement, which power of attorney, being given for consideration, is irrevocable.

      8. Board of Directors. Notwithstanding anything to the contrary contained herein or in any other agreement, Braun and Rosenberg hereby agree that they will no longer serve as directors or executive officers of the Seller.

      9. Miscellaneous. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the successors and assigns of the Seller and NYHC-NJ and shall inure to the benefit of and be enforceable by Secured Party and its permitted successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties related to such matters. This Agreement may be amended or modified only by a writing signed by both parties hereto. This Agreement is not assignable or transferable by either party.

      10. Financing Statements. The Seller and NYHC-NJ hereby authorize the Secured Party to file any initial financing statements and any amendments thereto or continuations thereof and to give any notices necessary or desirable to perfect the security interest of the Secured Party in the Collateral, in all cases without the signature of the Seller or NYHC-NJ or to execute such items as attorney-in-fact for either of them.

      11. Further Assurances. Upon the request of the Secured Party, the Seller and NYHC-NJ hereby agree to duly and promptly execute and deliver, or cause to be duly executed and delivered, such further instruments as may be necessary or proper, in the reasonable judgment of the Secured Party, to carry out the provisions and purposes of this Agreement or to perfect and preserve the security interest of the Secured Party hereunder, in the Collateral or any portion thereof.

      12. Termination and Release. Upon such time, if any, as (a) the Purchase shall be consummated or (b) the Seller or NYHC-NJ shall pay, satisfy or otherwise discharge in full the Obligations, this Agreement shall be null and void and the security interests granted hereunder shall terminate. Upon request by the Seller and NYHC-NJ after such termination, the Secured Party will take all reasonable action and do all things reasonably necessary, including executing and filing termination statements and copyright mortgage releases, and executing terminations of powers of attorney to terminate the security interest granted to it hereunder.

      13. Payment of Costs; Interest. In the event of any breach of this Agreement by the Seller or NYHC-NJ or any dispute relating to this Agreement, the Seller shall pay all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by the Secured Parties in connection with the resolution of such breach or dispute. In addition, in the event of any breach or dispute, any interest that accrues on the funds in the Collateral Account shall be paid to the Secured Party.

      14. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed entirely in the State of New York, without regard to principles of conflicts of law

      15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement. This Agreement may be evidenced by facsimile signatures.

      16. Severability. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

      17. No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

      18. Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by each of the parties hereto.

      IN WITNESS WHEREOF, the Seller, NYHC-NJ, Braun and Rosenberg have caused this Agreement to be executed as of the date first above written.

                                       NEW YORK HEALTH CARE, INC.


                                       By: /s/ Fred E. Nussbaum
                                           -------------------------------------
                                           Name:    Fred E. Nussbaum
                                           Title:   Chairman of the Board

                                       NYHC NEWCO PAXXON, INC.


                                       By: /s/ Jacob Rosenberg
                                           -------------------------------------
                                           Name: Jacob Rosenberg
                                           Title:   Sec


                                           /s/ Jerry Braun
                                           -------------------------------------
                                           Jerry Braun


                                           /s/ Jacob Rosenberg
                                           -------------------------------------
                                           Jacob Rosenberg